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                                                                       EXHIBIT 5


                               GADSBY & HANNAH LLP
                                ATTORNEYS AT LAW
                                     BOSTON

     225 FRANKLIN STREET                          1747 PENNSYLVANIA AVENUE, N.W.
BOSTON, MASSACHUSETTS  02110                          WASHINGTON, D.C.  20006
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        617-345-7000                                      (202) 429-9600
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    TELEFAX: 617-345-7050                            TELEFAX:  (202) 429-9894
      gadsby@ghlaw.com                                   gadsby@ghlaw.com

    Direct Line
    (617) 345-7047



June 12, 1998

Board of Directors
Shared Technologies Cellular, Inc.
100 Great Meadow Road
Wethersfield, CT 06109

Gentlemen:

      You have requested our opinion, as counsel to Shared Technologies Cellular, Inc. (the "Company"), with respect to certain matters in connection with a proposed offering of 800,000 shares of the Company's Common Stock, $.01 par value (the "Shares") to be made pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission on or about May 29, 1998 and amended on or about June 12, 1998 (the "Registration Statement").

      In rendering this opinion, we have reviewed, among other documents, the Company's Restated Certificate of Incorporation, the Company's Bylaws, and a certificate of the Company's Chairman and Chief Executive Officer as to the proceedings of the Company's Board of Directors relating to the authorization and issuance of the Shares. We have also considered such statutes, rules and regulations as we have deemed relevant for the purposes hereof.

      In rendering this opinion, we express no opinion as to whether the Company meets the eligibility requirements for use of Form S-3. Furthermore, we express no legal opinion upon any matter other than those explicitly addressed in the numbered paragraphs below, and our express opinions therein contained shall not be interpreted to be implied opinions upon any other matter.

      Based on the foregoing, it is our opinion that:

      1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.


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      2. The Shares to be sold by the Company, when issued and sold pursuant to the Registration Statement, will be validly authorized, legally issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

                                                  Very truly yours,

                                                  Gadsby & Hannah LLP